UBS Warburg 2004 Global Oil & Gas Conference June 4, 2004 Mike McShane, Chairman, President & CEO Jay Mitchell, Treasurer

The information in this presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Grant Prideco's prospects for its operations and future demand for its products and services, all of which are subject to certain risks, uncertainties and assumptions. These risks, uncertainties and assumptions, which are more fully described in Grant Prideco, Inc.'s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, include the impact of changes in oil and natural gas prices and worldwide and domestic economic conditions on drilling activity and demand for and pricing of Grant Prideco's products, impact of geo-political and other events affecting international markets and trade, Grant Prideco's ability to remain on the leading edge of technology in its products and maintain and increase its market share, the impact of international and domestic trade laws, unforeseen or unexpected litigation, manufacturing difficulties and disruptions, the impact of increased competitors in the U.S. premium connection market, the ability of Grant Prideco to successfully reduce the debt incurred in connection with the ReedHycalog(tm) acquisition, the ability of Grant Prideco to maintain and increase ReedHycalog's market share and profitability, the ability of Grant Prideco to pass increased steel costs on to our customers, changes in foreign currency exchange rates that increase the cost of manufacturing, and Grant Prideco's assumptions relating thereto. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material respects from those currently anticipated and reflected in Grant Prideco's forward-looking statements. NOTE: Reconciliation of non-GAAP measures to reported GAAP results are included on Attachment A. Forward-Looking Statements

Drilling Products & Services $328.9 Million (38%) Grant Prideco Consolidated Revenue Drilling Products & Services Premium Connections & Tubular Products Other Reed 328.9 258 5.662 284.979 Other $5.7 Million (1%) LTM 3/31/04 Revenues = $878 Million ReedHycalog(tm) $285.0 Million (32%) Tubular Technology & Services (Includes Former Marine Products Segment) $258.2 Million (29%)

Product Line Re-Alignment

(Est. Annual Results)

($ in Millions) **DIVESTITURES:**	**Annual* Revenue**	**Annual* Operating Income**
Industrial**	$50.3	$ (3.1)
Rotator	$12.9	$ 1.2
Petro-Drive	$ 6.8	$ 0.1***
Plexus Ocean Systems	$ 1.1	$ (4.4)
Texas Arai	$34.6	$ 0.8
	$105.7	$ (5.4)

Total Proceeds from Divestitures: $53.7

ACQUISITIONS:

ReedHycalog****	$285.0	$ 70.1

Total Purchase Price for Acquisition: $355.0

* Annual results based on trailing 12-month period from date of divestiture of business or discontinuation of product line except Texas Arai, which includes 2003 results.
** Includes the divestiture of Star Iron Works, Inc. (construction casing business) and the discontinuation of several product lines, including HDD, water well pipe, two-step tubing, and macaroni tubing.
*** Estimated 2003 operating income.
**** Based on 12-month period ended March 31, 2004. Operating Income excludes special charges (see Attachment A).

GRANTPRIDECO

4

Drilling Products Strategy Capacity Rationalization Premium Products Development Improve Pricing International Growth

1998 1999 2000 2001 2002 2003 YTD 2004** Difference Between Production and Consumption 1.768 0.119 1.533 3.44 0.361 0.435 0.508691 US Rig Count 829 622 916 1155 831 1032 1119 Shrinking Drill Pipe Inventories Should Provide Future Benefit Source: Baker Hughes rig count. * Represents GRP's annual drill pipe sales to Top 10 US land drillers. ** For the 5-month period ended May 31, 2004. US Rig Count US Land Drillers Continue Inventory Draw Conclusion: Supply/Demand Fundamentals Improving Improving Rig Activity Translates to Inventory Consumption

1996 1997 1998 1999 2000 2001 2002 2003 Worldwide Drill Pipe Production 4532 6021 9346 2770 4184 5324 4374 3381 GRP Production per WW Rig - - 6009 1811 2506 3962 2707 1606 Shrinking Drill Pipe Inventories Should Provide Future Benefit * Excludes China and CIS. Sources: Baker Hughes rig count and Grant Prideco estimates of worldwide drill pipe sales. Annual Worldwide* Drill Pipe Sold Per Active Rig Potential 48% Increase

Drilling Products Backlog 6/30/2001 9/30/2001 12/31/2001 3/31/2002 6/30/2002 9/30/2002 12/31/2002 3/31/2003 6/30/2003 9/30/2003 12/31/2003 3/31/2004 Drilling Products & Services 212.3 158.4 98.5 73.6 92.8 75.1 56.2 72 81 90 80 126 Tubular Technology & Services (includes Marine) 54.1 50.2 41.5 40.1 47.2 33.3 27.9 35 40 34 40 50 Marine Products & Services Other 5.6 5.3 4.7 3.1 3.1 2.7 3.1 0 0 0 0 0 Total 272 213.9 144.7 116.8 143.1 111.1 87.2 107 121 124 120 176 Increased Drilling Driving Demand 125% increase Drilling Products & Services

ReedHycalog Operating Summary ($ in Millions) Operating Results LTM 3/31/2004 Revenue $285.0 Operating Income* $ 70.1 EBITDA* $ 81.7 ROI* 12.8% * Excluding special charges (see Attachment A).

Premium Threading $56.1 Million (27%) Tubular Technology & Services Premium Threading Tube-Alloy TCA XL 56.143 49.702 45.066 60.134 TCA (LOD Processing) $45.1 Million (21%) LTM 3/31/04 Revenues* = $211 Million XL (Marine Connections) $60.1 Million (28%) Tube-Alloy (Accessory Threading) $49.7 Million (24%) * Excludes contributions from businesses divested during the period, and excludes Texas Arai.

Overhead Consolidation Product Line Assessment Operational Review Manufacturing Capacity / Roofline Logistics Costs Pricing Strategies Tubular Technology Strategy

XL Backlog 6/30/2001 9/30/2001 12/31/2001 3/31/2002 6/30/2002 9/30/2002 12/31/2002 3/31/2003 6/30/2003 9/30/2003 12/31/2003 3/31/2004 Drilling Products & Services 212.3 158.4 98.5 73.6 92.8 75.1 56.2 72 81 90 80 126 Tubular Technology & Services 42.9 47.3 34.3 34.7 34.1 29.9 18.7 22.9 20.5 19.1 22.6 26.3 Marine Products & Services 8.5 2.9 7.2 5.4 13.2 3.4 9.1 11.6 19 14.6 16.7 23.6 Other 5.6 5.3 4.7 3.1 3.1 2.7 3.1 0 0 0 0 0 Total 272 213.9 144.7 116.8 143.1 111.1 87.2 107 121 124 120 176 XL Systems Strengthening Backlog Despite Decreased GOM Activity

2003 Financial Overview * Excluding special charges (see Attachment A). ($ in Millions) 2003 % Inc. 2002 WW Rig Count 2,174 19% 1,829 Revenues $ 838.5 31% $ 639.7 Operating Income* $ 87.9 66% $ 53.0 Op. Margin % 10.5% 8.3% EPS* $ 0.22 83% $ 0.12 EBITDA* $ 133.9 59% $ 84.2 EBITDA Margin % 16.0% 13.2%

Quarterly Overview * Includes results from former Marine Products and Services segment. ** Excluding special charges (see Attachment A). ($ in Millions) 1Q '04 % Inc. 1Q '03 WW Rig Count 2,444 14% 2,139 Revenue $ 229.8 21% $ 190.5 Drilling Products $ 85.2 32% $ 64.6 Drill Bits $ 79.3 49% $ 53.2 Tubular Technology* $ 64.4 (5%) $ 67.5 Operating Income** $ 29.9 67% $ 17.9 Op. Margin % 13.0% 9.4% EPS** $ 0.09 125% $ 0.04 EBITDA** $ 40.7 41% $ 28.8 EBITDA Margin % 17.7% 15.1%

Summary Progress in Product Line Realignment Ongoing Cost Improvement Initiatives Product Line Development Driving Customer Value / Revenue and Margin Growth Improving Drill Pipe Demand

Attachment A

Attachment A (cont'd)

Attachment A (cont'd)